KEYCORP REPORTS SECOND QUARTER 2022 NET INCOME OF $504 MILLION,
OR $.54 PER DILUTED COMMON SHARE
Positive operating leverage compared to the prior quarter and year-ago period

Revenue up 6% from the prior quarter, driven by growth in net interest income

Strong loan growth across commercial and consumer businesses

Credit quality remains strong with net charge-offs to average loans of 16 basis points

Expanded Laurel Road’s offering for healthcare professionals and completed acquisition of GradFin

    CLEVELAND, July 21, 2022 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $504 million, or $.54 per diluted common share for the second quarter of 2022. This compared to $420 million, or $.45 per diluted common share, for the first quarter of 2022 and $698 million, or $.72 per diluted common share, for the second quarter of 2021.

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Selected Financial Highlights

Dollars in millions, except per share data				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Income (loss) from continuing operations attributable to Key common shareholders	$504	$420	$698	20.0%	(27.8)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.54	.45	.72	20.0	(25.0)
Return on average tangible common equity from continuing operations (a)	20.90%	14.12%	21.34%	N/A	N/A
Return on average total assets from continuing operations	1.16	.99	1.63	N/A	N/A
Common Equity Tier 1 ratio (b)	9.2	9.4	9.9	N/A	N/A
Book value at period end	$13.48	$14.43	$16.75	(6.6)	(19.5)
Net interest margin (TE) from continuing operations	2.61%	2.46%	2.52%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)June 30, 2022 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Net interest income (TE)	$1,104	$1,020	$1,023	8.2%	7.9%
Noninterest income	688	676	750	1.8	(8.3)
Total revenue	$1,792	$1,696	$1,773	5.7%	1.1%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.1 billion for the second quarter of 2022 and the net interest margin was 2.61%. Compared to the second quarter of 2021, net interest income increased $81 million and the net interest margin increased by nine basis points. Net interest income and the net interest margin benefited from higher earning asset balances, a favorable balance sheet mix, and higher interest rates. Net interest income and the net interest margin were negatively impacted by the exit of the indirect auto loan portfolio and lower loan fees from the Paycheck Protection Program ("PPP").

Compared to the first quarter of 2022, taxable-equivalent net interest income increased by $84 million and the net interest margin increased by 15 basis points. Net interest income and the net interest margin benefited from a favorable balance sheet mix and higher interest rates, partly offset by lower loan fees related to the PPP and higher interest-bearing deposit costs. Net interest income also benefited from one additional day in the quarter.

Noninterest Income

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Trust and investment services income	$137	$136	$133	.7%	3.0%
Investment banking and debt placement fees	149	163	217	(8.6)	(31.3)
Service charges on deposit accounts	96	91	83	5.5	15.7
Operating lease income and other leasing gains	28	32	36	(12.5)	(22.2)
Corporate services income	88	90	55	(2.2)	60.0
Cards and payments income	85	80	113	6.3	(24.8)
Corporate-owned life insurance income	35	31	30	12.9	16.7
Consumer mortgage income	14	21	26	(33.3)	(46.2)
Commercial mortgage servicing fees	45	36	44	25.0	2.3
Other income	11	(4)	13	375.0	(15.4)
Total noninterest income	$688	$676	$750	1.8%	(8.3)%

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

    Compared to the second quarter of 2021, noninterest income decreased by $62 million. The decrease was largely due to investment banking and debt placement fees, down $68 million, reflecting a slowdown in capital markets activity. Other drivers for the decrease include cards and payments income and consumer mortgage income, down $28 million and $12 million, respectively. Cards and payments income decreased as a result of lower levels of prepaid card activity. Consumer mortgage income decreased reflecting higher balance sheet retention as well as lower gain on sale margins. Partially offsetting the decrease was a $33 million increase in corporate services income, due to higher derivatives trading income.

Compared to the first quarter of 2022, noninterest income increased by $12 million. The primary drivers were other income, which increased $15 million, reflecting market-related adjustments in the prior quarter and commercial mortgage servicing, up $9 million, as a result of higher special servicing fees. Partially offsetting the increase was a $14 million decrease in investment banking and debt placement fees, related to a slowdown in capital markets activity.

Noninterest Expense

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Personnel expense	$607	$630	$623	(3.7)%	(2.6)%
Nonpersonnel expense	471	440	453	7.0	4.0
Total noninterest expense	$1,078	$1,070	1,076	.7%	.2%

    Key’s noninterest expense was $1.1 billion for the second quarter of 2022, an increase of $2 million from the year-ago period. Nonpersonnel expense increased $18 million, including an increase in other expense, due to higher travel and entertainment, as well as an increase in computer processing expense. Personnel expense decreased $16 million, driven by lower incentive and stock-based compensation, reflecting lower production related incentives, partially offset by an increase in salaries and contract labor, as a result of higher merit increases and technology contract labor.

    Compared to the first quarter of 2022, noninterest expense increased $8 million. The increase was driven by nonpersonnel expense, which increased $31 million, largely due to higher other expense, reflecting increased travel and entertainment. Other contributing factors for the linked quarter increase include higher marketing expense and net occupancy expense. Partially offsetting the linked quarter increase was a $23 million decrease in personnel expense. The decrease was related to lower incentive and stock-based compensation as a result of lower production-related incentives and lower employee benefits expense.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Commercial and industrial (a)	$53,858	$51,574	$51,808	4.4%	4.0%
Other commercial loans	21,173	20,556	19,034	3.0	11.2
Total consumer loans	34,107	31,632	29,972	7.8	13.8
Total loans	$109,138	$103,762	$100,814	5.2%	8.3%

(a)Commercial and industrial average loan balances include $153 million, $141 million, and $132 million of assets from commercial credit cards at June 30, 2022, March 31, 2022, and June 30, 2021, respectively.

Average loans were $109.1 billion for the second quarter of 2022, an increase of $8.3 billion compared to the second quarter of 2021. Commercial loans increased by $4.2 billion, reflecting strength in commercial mortgage real estate loans and core commercial and industrial loans, which mitigated the impact of a $6.8 billion decline in PPP balances. Consumer loans increased $4.1 billion, due to strength from Key's consumer mortgage business and Laurel Road, partly offset by the sale of the indirect auto loan portfolio.

Compared to the first quarter of 2022, average loans increased by $5.4 billion. Commercial loans increased $2.9 billion, reflecting strength in commercial and industrial loans and commercial mortgage real estate loans. Consumer loans increased $2.5 billion, driven by continued strength in Key's consumer mortgage business and Laurel Road.

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Average Deposits

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Non-time deposits	$144,012	$146,426	$139,480	(1.6)%	3.2%
Certificates of deposit ($100,000 or more)	1,487	1,639	2,212	(9.3)	(32.8)
Other time deposits	1,972	2,098	2,630	(6.0)	(25.0)
Total deposits	$147,471	$150,163	$144,322	(1.8)%	2.2%

Cost of total deposits	.06%	.04%	.05%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $147.5 billion for the second quarter of 2022, an increase of $3.1 billion compared to the year-ago quarter. The increase reflects growth from consumer and commercial relationships, including higher commercial escrow and retail deposits, partially offset by a decline in time deposits.

Compared to the first quarter of 2022, average deposits decreased by $2.7 billion, largely reflecting seasonal commercial outflows and public sector deposit outflows related to stimulus funds.

ASSET QUALITY

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Net loan charge-offs	$44	$33	$22	33.3%	100.0%
Net loan charge-offs to average total loans	.16%	.13%	.09%	N/A	N/A
Nonperforming loans at period end	$429	$439	$694	(2.3)	(38.2)
Nonperforming assets at period end	463	467	738	(0.9)	(37.3)
Allowance for loan and lease losses	1,099	1,105	1,220	(0.5)	(9.9)
Allowance for credit losses	1,272	1,271	1,372	0.1	(7.3)
Provision for credit losses	45	83	(222)	(45.8)	120.3

Allowance for loan and lease losses to nonperforming loans	256.2%	251.7%	175.8%	N/A	N/A
Allowance for credit losses to nonperforming loans	296.5	289.5	197.7	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $45 million, compared to a net benefit of $222 million in the second quarter of 2021 and provision of $83 million in the first quarter of 2022.

    Net loan charge-offs for the second quarter of 2022 totaled $44 million, or .16% of average total loans. These results compare to $22 million, or .09%, for the second quarter of 2021 and $33 million, or .13%, for the first quarter of 2022. Key’s allowance for credit losses was $1.3 billion, or 1.13% of total period-end loans at June 30, 2022, compared to 1.36% at June 30, 2021, and 1.19% at March 31, 2022.

    At June 30, 2022, Key’s nonperforming loans totaled $429 million, which represented .38% of period-end portfolio loans. These results compare to .69% at June 30, 2021, and .41% at March 31, 2022. Nonperforming assets at June 30, 2022, totaled $463 million, and represented .41% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .73% at June 30, 2021, and .44% at March 31, 2022.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2022.

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Capital Ratios

	6/30/2022	3/31/2022	6/30/2021
Common Equity Tier 1 (a)	9.2%	9.4%	9.9%
Tier 1 risk-based capital (a)	10.4	10.7	11.3
Total risk based capital (a)	12.0	12.4	13.2
Tangible common equity to tangible assets (b)	5.3	6.0	7.4
Leverage (a)	8.8	8.6	8.7

(a)June 30, 2022 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the second quarter of 2022. As shown in the preceding table, at June 30, 2022, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.2% and 10.4%, respectively. Key's tangible common equity ratio was 5.3% at June 30, 2022.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 12 basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Shares outstanding at beginning of period	932,398	928,850	972,587	.4%	(4.1)%
Open market repurchases, repurchases under the accelerated repurchase program, and return of shares under employee compensation plans	(24)	(1,707)	(13,304)	(98.6)	(99.8)
Shares issued under employee compensation plans (net of cancellations)	269	5,255	993	(94.9)	(72.9)
Shares outstanding at end of period	932,643	932,398	960,276	—%	(2.9)%

    During the second quarter of 2022, Key declared a dividend of $.195 per common share.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Major Business Segments

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Revenue from continuing operations (TE)
Consumer Bank	$824	$799	$852	3.1%	(3.3)%
Commercial Bank	844	810	871	4.2	(3.1)
Other (a)	124	87	50	42.5	148.0
Total	$1,792	$1,696	$1,773	5.7%	1.1%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$107	$70	$257	52.9%	(58.4)%
Commercial Bank	315	283	432	11.3	(27.1)
Other (a)	108	94	35	14.9	208.6
Total	$530	$447	$724	18.6%	(26.8)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

Consumer Bank

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Summary of operations
Net interest income (TE)	$570	$543	$599	5.0%	(4.8)%
Noninterest income	254	256	253	(.8)	.4
Total revenue (TE)	824	799	852	3.1	(3.3)
Provision for credit losses	8	43	(70)	(81.4)	111.4
Noninterest expense	676	663	584	2.0	15.8
Income (loss) before income taxes (TE)	140	93	338	50.5	(58.6)
Allocated income taxes (benefit) and TE adjustments	33	23	81	43.5	(59.3)
Net income (loss) attributable to Key	$107	$70	$257	52.9%	(58.4)%

Average balances
Loans and leases	$40,818	$38,637	$40,598	5.6%	.5%
Total assets	43,868	41,814	43,818	4.9	.1
Deposits	91,256	91,468	88,412	(.2)	3.2

Assets under management at period end	$49,003	$53,707	$51,013	(8.8)%	(3.9)%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Additional Consumer Bank Data

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Noninterest income
Trust and investment services income	$104	$106	$104	(1.9)%	—%
Service charges on deposit accounts	59	54	48	9.3	22.9
Cards and payments income	62	57	62	8.8	—
Consumer mortgage income	14	21	26	(33.3)	(46.2)
Other noninterest income	15	18	13	(16.7)	15.4
Total noninterest income	$254	$256	$253	(.8)%	.4%

Average deposit balances
NOW and money market deposit accounts	$57,884	$58,625	$56,038	(1.3)%	3.3%
Savings deposits	7,515	7,233	6,523	3.9	15.2
Certificates of deposit ($100,000 or more)	1,375	1,520	2,083	(9.5)	(34.0)
Other time deposits	1,966	2,090	2,616	(5.9)	(24.8)
Noninterest-bearing deposits	22,516	22,000	21,152	2.3	6.4
Total deposits	$91,256	$91,468	$88,412	(.2)%	3.2%

Other data
Branches	978	993	1,014
Automated teller machines	1,284	1,308	1,329

Consumer Bank Summary of Operations (2Q22 vs. 2Q21)

•Net income attributable to Key of $107 million for the second quarter of 2022, compared to $257 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $29 million, compared to the second quarter of 2021, related to the sale of the indirect auto portfolio, partially offset by strong consumer mortgage and Laurel Road balance sheet growth
•Average loans and leases increased $220 million, or 0.5%, from the second quarter of 2021, driven by growth in consumer mortgage and Laurel Road, largely offset by the sale of the indirect auto loan portfolio
•Average deposits increased $2.8 billion, or 3.2%, from the second quarter of 2021, driven by higher retail deposits
•Provision for credit losses increased $78 million, compared to the second quarter of 2021, due to a reserve release in the year-ago quarter as uncertainty caused by the pandemic subsided
•Noninterest income increased $1 million, or 0.4%, from the year-ago quarter, driven by an increase in service charges on deposit accounts, partially offset by a decline in consumer mortgage income, reflecting lower gain on sale margins and higher balance sheet retention
•Noninterest expense increased $92 million, or 15.8%, from the year-ago quarter, driven by higher salary and employee benefits expense, as well as investments in digital, security, and fraud

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Commercial Bank

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Summary of operations
Net interest income (TE)	$440	$415	$417	6.0%	5.5%
Noninterest income	404	395	454	2.3	(11.0)
Total revenue (TE)	844	810	871	4.2	(3.1)
Provision for credit losses	37	41	(131)	9.8	128.2
Noninterest expense	414	417	451	(.7)	(8.2)
Income (loss) before income taxes (TE)	393	352	551	11.6	(28.7)
Allocated income taxes and TE adjustments	78	69	119	13.0	(34.5)
Net income (loss) attributable to Key	$315	$283	$432	11.3%	(27.1)%

Average balances
Loans and leases	$67,834	$64,701	$59,953	4.8%	13.1%
Loans held for sale	1,016	1,323	1,341	(23.2)	(24.2)
Total assets	78,824	74,860	69,101	5.3	14.1
Deposits	54,864	57,289	54,814	(4.2)%	0.1%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Noninterest income
Trust and investment services income	$33	$30	$27	10.0%	22.2%
Investment banking and debt placement fees	149	163	215	(8.6)	(30.7)
Operating lease income and other leasing gains	27	32	35	(15.6)	(22.9)
Corporate services income	80	82	47	(2.4)	70.2
Service charges on deposit accounts	36	36	34	—	5.9
Cards and payments income	23	22	49	4.5	(53.1)
Payments and services income	139	140	130	(0.7)	6.9

Commercial mortgage servicing fees	45	36	44	25.0	2.3
Other noninterest income	11	(6)	3	283.3	266.7
Total noninterest income	$404	$395	$454	2.3%	(11.0)%

Commercial Bank Summary of Operations (2Q22 vs. 2Q21)

•Net income attributable to Key of $315 million for the second quarter of 2022, compared to $432 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $23 million, compared to the second quarter of 2021, reflecting core loan growth in commercial and industrial loans and commercial mortgage real estate loans and higher interest rates, partially offset by lower loan fees from the PPP
•Average loan and lease balances increased $7.9 billion, compared to the second quarter of 2021, reflecting growth in core commercial and industrial loans and commercial mortgage real estate loans, partially offset by a decline in PPP balances
•Average deposit balances increased $50 million, or 0.1%, compared to the second quarter of 2021, driven by growth in targeted relationships and higher commercial escrow deposits, partially offset by outflows in interest-bearing deposits
•Provision for credit losses increased $168 million, compared to the second quarter of 2021, due to a reserve release in the year-ago period as uncertainty caused by the pandemic subsided
•Noninterest income decreased $50 million from the year-ago quarter, driven by lower investment banking and debt placement fees and lower cards and payments income, partially offset by an increase in corporate services income
•Noninterest expense decreased $37 million, or 8.2%, from the second quarter of 2021, driven by lower incentive compensation, reflecting a decrease in investment banking and debt placement fees

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $187.0 billion at June 30, 2022.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Beth Strauss
216.689.4545	216.471.2787
Melanie_S_Kaiser@KeyBank.com	Beth_A_Strauss@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2021, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, and the impact of the COVID-19 global pandemic on us, our clients, our third-party service providers, and the markets. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 8:00 a.m. ET, on July 21, 2022. A replay of the call will be available through July 30, 2022.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

KeyCorp
Second Quarter 2022
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	6/30/2022	3/31/2022	6/30/2021
Summary of operations
Net interest income (TE)	$1,104	$1,020	$1,023
Noninterest income	688	676	750
Total revenue (TE)	1,792	1,696	1,773
Provision for credit losses	45	83	(222)
Noninterest expense	1,078	1,070	1,076
Income (loss) from continuing operations attributable to Key	530	447	724
Income (loss) from discontinued operations, net of taxes	3	1	5
Net income (loss) attributable to Key	533	448	729

Income (loss) from continuing operations attributable to Key common shareholders	504	420	698
Income (loss) from discontinued operations, net of taxes	3	1	5
Net income (loss) attributable to Key common shareholders	507	421	703

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.54	$.45	$.73
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.55	.46	.73

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.54	.45	.72
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.54	.45	.73

Cash dividends declared	.195	.195	.185
Book value at period end	13.48	14.43	16.75
Tangible book value at period end	10.40	11.41	13.81
Market price at period end	17.23	22.38	20.65

Performance ratios
From continuing operations:
Return on average total assets	1.16%	.99%	1.63%
Return on average common equity	16.17	11.45	17.54
Return on average tangible common equity (b)	20.90	14.12	21.34
Net interest margin (TE)	2.61	2.46	2.52
Cash efficiency ratio (b)	59.5	62.4	59.9

From consolidated operations:
Return on average total assets	1.16%	.99%	1.64%
Return on average common equity	16.27	11.47	17.67
Return on average tangible common equity (b)	21.03	14.15	21.49
Net interest margin (TE)	2.60	2.46	2.55
Loan to deposit (c)	78.3	72.9	70.4

Capital ratios at period end
Key shareholders’ equity to assets	7.7%	8.5%	9.9%
Key common shareholders’ equity to assets	6.7	7.4	8.9
Tangible common equity to tangible assets (b)	5.3	6.0	7.4
Common Equity Tier 1 (d)	9.2	9.4	9.9
Tier 1 risk-based capital (d)	10.4	10.7	11.3
Total risk-based capital (d)	12.0	12.4	13.2
Leverage (d)	8.8	8.6	8.7

Asset quality — from continuing operations
Net loan charge-offs	$44	$33	$22
Net loan charge-offs to average loans	.16%	.13%	.09%
Allowance for loan and lease losses	$1,099	$1,105	$1,220
Allowance for credit losses	1,272	1,271	1,372
Allowance for loan and lease losses to period-end loans	.98%	1.04%	1.21%
Allowance for credit losses to period-end loans	1.13	1.19	1.36
Allowance for loan and lease losses to nonperforming loans	256.2	251.7	175.8
Allowance for credit losses to nonperforming loans	296.5	289.5	197.7
Nonperforming loans at period-end	$429	$439	$694
Nonperforming assets at period-end	463	467	738
Nonperforming loans to period-end portfolio loans	.38%	.41%	.69%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.41	.44	.73

Trust assets
Assets under management	$49,003	$53,707	$51,013

Other data
Average full-time equivalent employees	17,414	17,110	17,003
Branches	978	993	1,014
Taxable-equivalent adjustment	$7	$6	$6

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Six months ended
	6/30/2022	6/30/2021
Summary of operations
Net interest income (TE)	$2,124	$2,035
Noninterest income	1,364	1,488
Total revenue (TE)	3,488	3,523
Provision for credit losses	128	(315)
Noninterest expense	2,148	2,147
Income (loss) from continuing operations attributable to Key	977	1,342
Income (loss) from discontinued operations, net of taxes	4	9
Net income (loss) attributable to Key	981	1,351

Income (loss) from continuing operations attributable to Key common shareholders	924	1,289
Income (loss) from discontinued operations, net of taxes	4	9
Net income (loss) attributable to Key common shareholders	928	1,298

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.00	$1.34
Income (loss) from discontinued operations, net of taxes	—	.01
Net income (loss) attributable to Key common shareholders (a)	1.00	1.35

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.99	1.33
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.00	1.34

Cash dividends paid	.39	.37

Performance ratios
From continuing operations:
Return on average total assets	1.08%	1.55%
Return on average common equity	13.62	16.33
Return on average tangible common equity (b)	17.15	19.88
Net interest margin (TE)	2.53	2.56
Cash efficiency ratio (b)	60.9	60.1

From consolidated operations:
Return on average total assets	1.08%	1.55%
Return on average common equity	13.68	16.45
Return on average tangible common equity (b)	17.23	20.02
Net interest margin (TE)	2.53	2.57

Asset quality — from continuing operations
Net loan charge-offs	$77	$136
Net loan charge-offs to average total loans	.15%	.27%

Other data
Average full-time equivalent employees	17,262	17,046

Taxable-equivalent adjustment	13	13
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)June 30, 2022, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$14,427	$15,308	$17,941
Less: Intangible assets (a)	2,868	2,810	2,828
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$9,703	$10,642	$13,257
Total assets (GAAP)	$187,008	$181,221	$181,115
Less: Intangible assets (a)	2,868	2,810	2,828
Tangible assets (non-GAAP)	$184,140	$178,411	$178,287
Tangible common equity to tangible assets ratio (non-GAAP)	5.27%	5.96%	7.44%
Pre-provision net revenue
Net interest income (GAAP)	$1,097	$1,014	$1,017	$2,111	$2,022
Plus: Taxable-equivalent adjustment	7	6	6	13	13
Noninterest income	688	676	750	1,364	1,488
Less: Noninterest expense	1,078	1,070	1,076	2,148	2,147
Pre-provision net revenue from continuing operations (non-GAAP)	$714	$626	$697	$1,340	$1,376
Average tangible common equity
Average Key shareholders' equity (GAAP)	$14,398	$16,780	$17,859	$15,583	$17,814
Less: Intangible assets (average) (c)	2,827	2,814	2,840	2,821	2,840
Preferred stock (average)	1,900	1,900	1,900	1,900	1,900
Average tangible common equity (non-GAAP)	$9,671	$12,066	$13,119	$10,862	$13,074
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$504	$420	$698	$924	$1,289
Average tangible common equity (non-GAAP)	9,671	12,066	13,119	10,862	13,074

Return on average tangible common equity from continuing operations (non-GAAP)	20.90%	14.12%	21.34%	17.15%	19.88%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$507	$421	$703	$928	$1,298
Average tangible common equity (non-GAAP)	9,671	12,066	13,119	10,862	13,074

Return on average tangible common equity consolidated (non-GAAP)	21.03%	14.15%	21.49%	17.23%	20.02%

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Six months ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
Cash efficiency ratio
Noninterest expense (GAAP)	$1,078	$1,070	$1,076	$2,148	$2,147
Less: Intangible asset amortization	12	11	14	23	29
Adjusted noninterest expense (non-GAAP)	$1,066	$1,059	$1,062	$2,125	$2,118

Net interest income (GAAP)	$1,097	$1,014	$1,017	$2,111	$2,022
Plus: Taxable-equivalent adjustment	7	6	6	13	13
Noninterest income	688	676	750	1,364	1,488
Total taxable-equivalent revenue (non-GAAP)	$1,792	$1,696	$1,773	$3,488	$3,523

Cash efficiency ratio (non-GAAP)	59.5%	62.4%	59.9%	60.9%	60.1%

(a)For the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, intangible assets exclude $2 million, $2 million, and $4 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, average intangible assets exclude $2 million, $3 million, and $4 million, respectively, of average purchased credit card receivables. For the six months ended June 30, 2022, and June 30, 2021, average intangible assets exclude $2 million, and $4 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Consolidated Balance Sheets
(Dollars in millions)

	6/30/2022	3/31/2022	6/30/2021
Assets
Loans	$112,390	$106,600	$100,730
Loans held for sale	1,306	1,170	1,537
Securities available for sale	42,437	43,681	34,638
Held-to-maturity securities	8,186	6,871	6,175
Trading account assets	809	848	851
Short-term investments	2,456	3,881	20,460
Other investments	969	722	635
Total earning assets	168,553	163,773	165,026
Allowance for loan and lease losses	(1,099)	(1,105)	(1,220)
Cash and due from banks	678	684	792
Premises and equipment	638	647	785
Goodwill	2,752	2,694	2,673
Other intangible assets	118	118	159
Corporate-owned life insurance	4,343	4,340	4,304
Accrued income and other assets	10,529	9,544	7,966
Discontinued assets	496	526	630
Total assets	$187,008	$181,221	$181,115

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$83,628	$86,829	$85,242
Savings deposits	7,934	7,840	6,993
Certificates of deposit ($100,000 or more)	1,421	1,533	2,064
Other time deposits	1,909	2,037	2,493
Total interest-bearing deposits	94,892	98,239	96,792
Noninterest-bearing deposits	50,973	50,424	49,280
Total deposits	145,865	148,663	146,072
Federal funds purchased and securities sold under repurchase agreements	3,234	599	211
Bank notes and other short-term borrowings	2,809	2,222	723
Accrued expense and other liabilities	4,056	3,615	2,957
Long-term debt	16,617	10,814	13,211
Total liabilities	172,581	165,913	163,174

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,241	6,214	6,232
Retained earnings	15,118	14,793	13,689
Treasury stock, at cost	(5,923)	(5,927)	(5,287)
Accumulated other comprehensive income (loss)	(4,166)	(2,929)	150
Key shareholders’ equity	14,427	15,308	17,941
Total liabilities and equity	$187,008	$181,221	$181,115

Common shares outstanding (000)	932,643	932,398	960,276

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
Interest income
Loans	$923	$837	$888	$1,760	$1,777
Loans held for sale	10	12	11	22	22
Securities available for sale	188	173	133	361	263
Held-to-maturity securities	48	46	45	94	90
Trading account assets	7	6	5	13	10
Short-term investments	13	4	6	17	11
Other investments	4	2	2	6	4
Total interest income	1,193	1,080	1,090	2,273	2,177
Interest expense
Deposits	20	14	16	34	37
Federal funds purchased and securities sold under repurchase agreements	6	—	—	6	—
Bank notes and other short-term borrowings	9	3	3	12	4
Long-term debt	61	49	54	110	114
Total interest expense	96	66	73	162	155
Net interest income	1,097	1,014	1,017	2,111	2,022
Provision for credit losses	45	83	(222)	128	(315)
Net interest income after provision for credit losses	1,052	931	1,239	1,983	2,337
Noninterest income
Trust and investment services income	137	136	133	273	266
Investment banking and debt placement fees	149	163	217	312	379
Service charges on deposit accounts	96	91	83	187	156
Operating lease income and other leasing gains	28	32	36	60	74
Corporate services income	88	90	55	178	119
Cards and payments income	85	80	113	165	218
Corporate-owned life insurance income	35	31	30	66	61
Consumer mortgage income	14	21	26	35	73
Commercial mortgage servicing fees	45	36	44	81	78
Other income	11	(4)	13	7	64
Total noninterest income	688	676	750	1,364	1,488
Noninterest expense
Personnel	607	630	623	1,237	1,247
Net occupancy	78	73	75	151	151
Computer processing	78	77	71	155	144
Business services and professional fees	52	53	51	105	101
Equipment	26	23	25	49	50
Operating lease expense	27	28	31	55	65
Marketing	34	28	31	62	57
Other expense	176	158	169	334	332
Total noninterest expense	1,078	1,070	1,076	2,148	2,147
Income (loss) from continuing operations before income taxes	662	537	913	1,199	1,678
Income taxes	132	90	189	222	336
Income (loss) from continuing operations	530	447	724	977	1,342
Income (loss) from discontinued operations, net of taxes	3	1	5	4	9
Net income (loss)	533	448	729	981	1,351
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$533	$448	$729	$981	1,351

Income (loss) from continuing operations attributable to Key common shareholders	$504	$420	$698	$924	$1,289
Net income (loss) attributable to Key common shareholders	507	421	703	928	1,298
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.54	$.45	$.73	$1.00	$1.34
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (a)	.55	.46	.73	1.00	1.35
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.54	$.45	$.72	$.99	$1.33
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (a)	.54	.45	.73	1.00	1.34

Cash dividends declared per common share	$.195	$.195	$.185	$.390	$.370

Weighted-average common shares outstanding (000)	924,302	922,941	957,423	923,717	961,292
Effect of common share options and other stock awards	7,506	10,692	9,740	9,087	9,514
Weighted-average common shares and potential common shares outstanding (000) (b)	931,808	933,634	967,163	932,805	970,806
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Second Quarter 2022			First Quarter 2022			Second Quarter 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$53,858	$449	3.34%	$51,574	$410	3.22%	$51,808	$450	3.48%
Real estate — commercial mortgage	15,231	136	3.58	14,587	121	3.37	12,825	117	3.67
Real estate — construction	2,125	20	3.81	2,027	17	3.37	2,149	20	3.68
Commercial lease financing	3,817	24	2.47	3,942	24	2.41	4,060	30	2.98
Total commercial loans	75,031	629	3.36	72,130	572	3.21	70,842	617	3.49
Real estate — residential mortgage	18,383	131	2.85	16,309	112	2.75	11,055	81	2.92
Home equity loans	8,208	78	3.83	8,345	74	3.61	9,089	85	3.76
Consumer direct loans	6,514	68	4.19	5,954	61	4.16	4,910	57	4.69
Credit cards	943	24	10.20	932	24	10.36	908	22	9.79
Consumer indirect loans	59	—	—	92	—	—	4,010	32	3.19
Total consumer loans	34,107	301	3.53	31,632	271	3.45	29,972	277	3.71
Total loans	109,138	930	3.41	103,762	843	3.28	100,814	894	3.56
Loans held for sale	1,107	10	3.49	1,485	12	3.32	1,616	11	2.60
Securities available for sale (b), (e)	43,023	188	1.60	44,923	173	1.50	33,623	133	1.57
Held-to-maturity securities (b)	7,291	48	2.65	7,188	46	2.54	6,452	45	2.75
Trading account assets	854	7	3.45	842	6	2.74	837	5	2.56
Short-term investments	3,591	13	1.45	7,323	4.25		18,817	6.13
Other investments (e)	800	4	2.27	651	2	1.26	622	2	1.02
Total earning assets	165,804	1,200	2.83	166,174	1,086	2.62	162,781	1,096	2.70
Allowance for loan and lease losses	(1,103)			(1,056)			(1,442)
Accrued income and other assets	18,826			17,471			16,531
Discontinued assets	505			539			650
Total assets	$184,032			$183,128			$178,520
Liabilities
NOW and money market deposit accounts	$85,389	$18.08		$88,515	$11.05		$83,981	$9.05
Savings deposits	7,891	—	.01	7,599	—	.01	6,859	1.03
Certificates of deposit ($100,000 or more)	1,487	1.44		1,639	2.44		2,212	4.72
Other time deposits	1,972	1.13		2,098	1.15		2,630	2.38
Total interest-bearing deposits	96,739	20.08		99,851	14.06		95,682	16.07
Federal funds purchased and securities sold under repurchase agreements	2,792	6.88		287	—	.13	251	—	.02
Bank notes and other short-term borrowings	1,943	9	1.77	705	3	1.94	744	3	1.19
Long-term debt (f), (g)	12,662	61	1.92	10,830	49	1.79	11,978	54	1.79
Total interest-bearing liabilities	114,136	96.34		111,673	66.24		108,655	73.27
Noninterest-bearing deposits	50,732			50,312			48,640
Accrued expense and other liabilities	4,261			3,824			2,716
Discontinued liabilities (g)	505			539			650
Total liabilities	$169,634			$166,348			$160,661
Equity
Key shareholders’ equity	$14,398			$16,780			$17,859
Noncontrolling interests	—			—			—
Total equity	14,398			16,780			17,859
Total liabilities and equity	$184,032			$183,128			$178,520
Interest rate spread (TE)			2.50%			2.38%			2.43%
Net interest income (TE) and net interest margin (TE)		$1,104	2.61%		$1,020	2.46%		$1,023	2.52%
TE adjustment (b)		7			6			6
Net interest income, GAAP basis		$1,097			$1,014			$1,017
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $153 million, $141 million, and $132 million of assets from commercial credit cards for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Six months ended June 30, 2022			Six months ended June 30, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$52,723	$858	3.28%	$52,194	$902	3.49%
Real estate — commercial mortgage	14,910	257	3.48	12,742	232	3.67
Real estate — construction	2,076	37	3.60	2,099	39	3.71
Commercial lease financing	3,879	48	2.44	4,101	61	2.99
Total commercial loans	73,588	1,200	3.28	71,136	1,234	3.49
Real estate — residential mortgage	17,352	243	2.80	10,380	154	2.97
Home equity loans	8,276	153	3.72	9,189	173	3.79
Consumer direct loans	6,236	129	4.18	4,864	113	4.70
Credit cards	938	48	10.28	920	46	10.12
Consumer indirect loans	75	—	—	4,288	69	3.25
Total consumer loans	32,877	573	3.49	29,641	555	3.77
Total loans	106,465	1,773	3.35	100,777	1,789	3.58
Loans held for sale	1,295	22	3.40	1,574	22	2.74
Securities available for sale (b), (e)	43,968	361	1.55	31,841	263	1.66
Held-to-maturity securities (b)	7,239	94	2.59	6,818	90	2.63
Trading account assets	848	13	3.10	842	10	2.35
Short-term investments	5,447	17.65		17,670	11.13
Other investments (e)	726	6	1.82	618	4	1.21
Total earning assets	165,988	2,286	2.72	160,140	2,189	2.75
Allowance for loan and lease losses	(1,080)			(1,532)
Accrued income and other assets	18,152			16,463
Discontinued assets	522			668
Total assets	$183,582			$175,739
Liabilities
NOW and money market deposit accounts	$86,943	$29.07		$82,717	$20.05
Savings deposits	7,746	1.01		6,533	1.03
Certificates of deposit ($100,000 or more)	1,562	3.44		2,390	10.85
Other time deposits	2,035	1.14		2,766	6.48
Total interest-bearing deposits	98,286	34.07		94,406	37.08
Federal funds purchased and securities sold under repurchase agreements	1,547	6.81		247	—	.03
Bank notes and other short-term borrowings	1,327	12	1.82	811	4.89
Long-term debt (f), (g)	11,751	110	1.86	12,402	114	1.85
Total interest-bearing liabilities	112,911	162.29		107,866	155.29
Noninterest-bearing deposits	50,523			46,638
Accrued expense and other liabilities	4,043			2,753
Discontinued liabilities (g)	522			668
Total liabilities	$167,999			$157,925
Equity
Key shareholders’ equity	$15,583			$17,814
Noncontrolling interests	—			—
Total equity	15,583			17,814
Total liabilities and equity	$183,582			$175,739
Interest rate spread (TE)			2.44%			2.46%
Net interest income (TE) and net interest margin (TE)		$2,124	2.53%		$2,035	2.56%
TE adjustment (b)		13			13
Net interest income, GAAP basis		$2,111			$2,022

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the six months ended June 30, 2022, and June 30, 2021, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $147 million and $129 million of assets from commercial credit cards for the six months ended June 30, 2022, and June 30, 2021, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Noninterest Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
Personnel (a)	$607	$630	$623	$1,237	$1,247
Net occupancy	78	73	75	151	151
Computer processing	78	77	71	155	144
Business services and professional fees	52	53	51	105	101
Equipment	26	23	25	49	50
Operating lease expense	27	28	31	55	65
Marketing	34	28	31	62	57
Other expense	176	158	169	334	332
Total noninterest expense	$1,078	$1,070	$1,076	$2,148	$2,147
Average full-time equivalent employees (b)	17,414	17,110	17,003	17,262	17,046
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
Salaries and contract labor	$357	$348	$321	$705	$641
Incentive and stock-based compensation	163	183	210	346	406
Employee benefits	83	97	92	180	199
Severance	4	2	—	6	1
Total personnel expense	$607	$630	$623	$1,237	$1,247

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Loan Composition
(Dollars in millions)

				Change 6/30/2022 vs
	6/30/2022	3/31/2022	6/30/2021	3/31/2022	6/30/2021
Commercial and industrial (a)	$55,245	$52,815	$50,672	4.6%	9.0%
Commercial real estate:
Commercial mortgage	15,636	15,124	12,965	3.4	20.6
Construction	2,144	2,065	2,132	3.8	.6
Total commercial real estate loans	17,780	17,189	15,097	3.4	17.8
Commercial lease financing (b)	3,956	3,916	4,061	1.0	(2.6)
Total commercial loans	76,981	73,920	69,830	4.1	10.2
Residential — prime loans:
Real estate — residential mortgage	19,588	17,181	12,131	14.0	61.5
Home equity loans	8,134	8,258	9,047	(1.5)	(10.1)
Total residential — prime loans	27,722	25,439	21,178	9.0	30.9
Consumer direct loans	6,665	6,249	5,049	6.7	32.0
Credit cards	967	930	923	4.0	4.8
Consumer indirect loans	55	62	3,750	(11.3)	(98.5)
Total consumer loans	35,409	32,680	30,900	8.4	14.6
Total loans (c), (d)	$112,390	$106,600	$100,730	5.4%	11.6%
(a)Loan balances include $161 million, $147 million, and $135 million of commercial credit card balances at June 30, 2022, March 31, 2022, and June 30, 2021, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $12 million, $14 million, and $19 million at June 30, 2022, March 31, 2022, and June 30, 2021, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $498 million at June 30, 2022, $531 million at March 31, 2022, and $636 million at June 30, 2021, related to the discontinued operations of the education lending business.
(d)Accrued interest of $233 million, $193 million, and $225 million at June 30, 2022, March 31, 2022, and June 30, 2021, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 6/30/2022 vs
	6/30/2022	3/31/2022	6/30/2021	3/31/2022	6/30/2021
Commercial and industrial	$213	$216	$233	(1.4)%	(8.6)%
Real estate — commercial mortgage	1,004	819	1,073	22.6	(6.4)
Real estate — construction	6	21	—	(71.4)%	N/M
Real estate — residential mortgage	83	114	231	(27.2)	(64.1)
Total loans held for sale	$1,306	$1,170	$1,537	11.6%	(15.0)%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	2Q22	1Q22	4Q21	3Q21	2Q21
Balance at beginning of period	$1,170	$2,729	$1,805	$1,537	$2,296
New originations	2,837	2,724	5,704	3,328	3,573
Transfers from (to) held to maturity, net	(57)	—	(1)	3,305	(71)
Loan sales	(2,506)	(4,269)	(4,742)	(6,405)	(4,195)
Loan draws (payments), net	(133)	(12)	(12)	8	(27)
Valuation and other adjustments	(5)	(2)	(25)	32	(39)
Balance at end of period	$1,306	$1,170	$2,729	$1,805	$1,537

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
Average loans outstanding	$109,138	$103,762	$100,814	$106,465	$100,777
Allowance for loan and lease losses at the beginning of the period	1,105	1,061	1,438	1,061	1,626
Loans charged off:
Commercial and industrial	39	30	41	69	114

Real estate — commercial mortgage	3	4	4	7	39
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	3	4	4	7	39
Commercial lease financing	—	2	—	2	4
Total commercial loans	42	36	45	78	157
Real estate — residential mortgage	(2)	(1)	1	(3)	1
Home equity loans	—	1	4	1	6
Consumer direct loans	10	7	7	17	15
Credit cards	8	7	9	15	15
Consumer indirect loans	1	1	5	2	12
Total consumer loans	17	15	26	32	49
Total loans charged off	59	51	71	110	206
Recoveries:
Commercial and industrial	8	11	32	19	40

Real estate — commercial mortgage	1	1	6	2	7
Real estate — construction	1	—	—	1	—
Total commercial real estate loans	2	1	6	3	7
Commercial lease financing	1	—	—	1	1
Total commercial loans	11	12	38	23	48
Real estate — residential mortgage	1	—	—	1	1
Home equity loans	1	1	1	2	2
Consumer direct loans	1	2	2	3	4
Credit cards	1	2	3	3	5
Consumer indirect loans	—	1	5	1	10
Total consumer loans	4	6	11	10	22
Total recoveries	15	18	49	33	70
Net loan charge-offs	(44)	(33)	(22)	(77)	(136)
Provision (credit) for loan and lease losses	38	77	(196)	115	(270)
Allowance for loan and lease losses at end of period	$1,099	$1,105	$1,220	$1,099	$1,220

Liability for credit losses on lending-related commitments at beginning of period	166	160	178	160	197
Provision (credit) for losses on lending-related commitments	7	6	(26)	13	(45)
Liability for credit losses on lending-related commitments at end of period (a)	$173	$166	$152	$173	$152

Total allowance for credit losses at end of period	$1,272	$1,271	$1,372	$1,272	$1,372

Net loan charge-offs to average total loans	.16%	.13%	.09%	.15%	.27%
Allowance for loan and lease losses to period-end loans	.98	1.04	1.21	.98	1.21
Allowance for credit losses to period-end loans	1.13	1.19	1.36	1.13	1.36
Allowance for loan and lease losses to nonperforming loans	256.2	251.7	175.8	256.2	175.8
Allowance for credit losses to nonperforming loans	296.5	289.5	197.7	296.5	197.7

Discontinued operations — education lending business:
Loans charged off	$1	2	$1	$3	$2
Recoveries	1	—	—	1	1
Net loan charge-offs	$—	$(2)	$(1)	$(2)	$(1)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	2Q22	1Q22	4Q21	3Q21	2Q21
Net loan charge-offs	$44	$33	$19	$29	$22
Net loan charge-offs to average total loans	.16%	.13%	.08%	.11%	.09%
Allowance for loan and lease losses	$1,099	$1,105	$1,061	$1,084	$1,220
Allowance for credit losses (a)	1,272	1,271	1,221	1,236	1,372
Allowance for loan and lease losses to period-end loans	.98%	1.04%	1.04%	1.10%	1.21%
Allowance for credit losses to period-end loans	1.13	1.19	1.20	1.25	1.36
Allowance for loan and lease losses to nonperforming loans	256.2	251.7	233.7	195.7	175.8
Allowance for credit losses to nonperforming loans	296.5	289.5	268.9	223.1	197.7
Nonperforming loans at period end	$429	$439	$454	$554	$694
Nonperforming assets at period end	463	467	489	599	738
Nonperforming loans to period-end portfolio loans	.38%	.41%	.45%	.56%	.69%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.41	.44	.48	.61	.73
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Commercial and industrial	$197	$186	$191	$253	$355

Real estate — commercial mortgage	35	40	44	49	66
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	35	40	44	49	66
Commercial lease financing	2	3	4	5	7
Total commercial loans	234	229	239	307	428
Real estate — residential mortgage	67	73	72	93	99
Home equity loans	120	129	135	146	146
Consumer direct loans	3	4	4	4	4
Credit cards	3	3	3	3	3
Consumer indirect loans	2	1	1	1	14
Total consumer loans	195	210	215	247	266
Total nonperforming loans	429	439	454	554	694
OREO	9	8	8	8	9
Nonperforming loans held for sale	25	20	24	35	32
Other nonperforming assets	—	—	3	2	3
Total nonperforming assets	$463	$467	$489	$599	$738
Accruing loans past due 90 days or more	41	55	68	82	74
Accruing loans past due 30 through 89 days	137	122	165	164	190
Restructured loans — accruing and nonaccruing (a)	216	219	220	270	334
Restructured loans included in nonperforming loans (a)	94	98	99	146	177
Nonperforming assets from discontinued operations — education lending business	3	4	4	4	5
Nonperforming loans to period-end portfolio loans	.38%	.41%	.45%	.56%	.69%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.41	.44	.48	.61	.73
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	2Q22	1Q22	4Q21	3Q21	2Q21
Balance at beginning of period	$439	$454	$554	$694	$728
Loans placed on nonaccrual status	118	87	116	116	186
Charge-offs	(59)	(50)	(51)	(66)	(74)
Loans sold	(8)	—	(38)	(17)	(10)
Payments	(35)	(27)	(68)	(136)	(92)
Transfers to OREO	(2)	(1)	(1)	(1)	—
Loans returned to accrual status	(24)	(24)	(58)	(36)	(44)
Balance at end of period	$429	$439	$454	$554	$694

KeyCorp Reports Second Quarter 2022 Profit
July 21, 2022

Line of Business Results
(Dollars in millions)

						Change 2Q22 vs.
	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22	2Q21
Consumer Bank
Summary of operations
Total revenue (TE)	$824	$799	$839	$870	$852	3.1%	(3.3)%
Provision for credit losses	8	43	14	(38)	(70)	(81.4)	111.4
Noninterest expense	676	663	613	591	584	2.0	15.8
Net income (loss) attributable to Key	107	70	161	241	257	52.9	(58.4)
Average loans and leases	40,818	38,637	37,792	39,796	40,598	5.6	.5
Average deposits	91,256	91,468	90,271	89,156	88,412	(.2)	3.2
Net loan charge-offs	23	22	22	35	34	4.5	(32.4)
Net loan charge-offs to average total loans	.23%	.23%	.23%	.35%	.34%	—	(32.4)
Nonperforming assets at period end	$203	$217	$222	$254	$274	(6.5)	(25.9)
Return on average allocated equity	11.66%	7.91%	18.05%	25.81%	28.53%	47.4	(59.1)

Commercial Bank
Summary of operations
Total revenue (TE)	$844	$810	$1,028	$886	$871	4.2%	(3.1)%
Provision for credit losses	37	41	(12)	(69)	(131)	(9.8)	128.2
Noninterest expense	414	417	501	470	451	(.7)	(8.2)
Net income (loss) attributable to Key	315	283	449	381	432	11.3	(27.1)
Average loans and leases	67,834	64,701	61,127	59,914	59,953	4.8	13.1
Average loans held for sale	1,016	1,323	1,962	1,190	1,341	(23.2)	(24.2)
Average deposits	54,864	57,289	59,537	56,522	54,814	(4.2)	.1
Net loan charge-offs	21	11	—	(6)	9	90.9	133.3
Net loan charge-offs to average total loans	.12%	.07%	—%	(.04)%	.06%	71.4	100.0
Nonperforming assets at period end	$260	$250	$267	$345	$464	4.0	(44.0)
Return on average allocated equity	14.16%	13.21%	21.54%	18.54%	20.69%	7.2	(31.6)
TE = Taxable Equivalent